UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 9, 2022 (November 7, 2022)
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2022, the Board of Directors (the “Board”) of Sotera Health Company (the “Company”) approved an incentive award grant to Mr. Michael B. Petras, Jr. the Chief Executive Officer of the Company in the form of stock options (“Options”). The Options were granted on November 7, 2022, with a grant date fair market value of $5,250,000, pursuant to the terms and conditions of the Company’s 2020 Omnibus Incentive Plan (the “Plan”) and an option award agreement between the Company and Mr. Petras (the “Option Award Agreement”). The Options have an exercise price equal to the closing share price on the date of grant and will have no intrinsic value unless and until the stock price rises after the date of grant. Per the terms of the Option Award Agreement, the Options will vest in three installments as follows: i) 30% will vest on the date that is 12 months from the grant date; (ii) 30% will vest on the date that is 18 months from the grant date; and (iii) 40% will vest on the date that is 24 months from the grant date, subject in each case to Mr. Petras’s continued employment in good standing with the Company through each applicable vesting date. The award will be subject to accelerated vesting upon a termination by the Company without cause, due to death or disability, by Mr. Petras for good reason, or upon a qualifying retirement.

In addition, on November 4, 2022, the Leadership Development and Compensation Committee of the Board approved a cash retention incentive award of $1,000,000 (the “Retention Bonus”) to Mr. Michael P. Rutz, the President of Sterigenics U.S., LLC, effective November 7, 2022, subject to the terms and conditions of a cash retention bonus agreement (the “Cash Retention Bonus Agreement”). Per the terms of the Cash Retention Bonus Agreement, the Retention Bonus will vest in four installments as follows: i) 10% will vest on the date that is 6 months from the grant date; (ii) 20% will vest on the date that is 12 months from the grant date; (iii) 30% will vest on the date that is 18 months from the grant date; and (iv) 40% will vest on the date that is 24 months from the grant date, subject in each case to Mr. Rutz’s continued employment in good standing with the Company through each applicable vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company

Date: November 9, 2022	By:	/s/ Alexander Dimitrief
Alexander Dimitrief
Senior Vice President, General Counsel and Secretary